Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-K of Aurum, Inc. (the "Company") for the fiscal year ended October 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Joseph Gutnick, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)  The report fully complies with the requirements of Section 13(a) or 15(d) of the  Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 28, 2017

/s/ Joseph Gutnick
Name:	Joseph I Gutnick
Title	Chairman, President and Chief
Executive Officer
(Principal Executive Officer)